UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2017

Inotek Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 Hartwell Avenue Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 676-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

Inotek Pharmaceuticals Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 20, 2017. As of April 21, 2017, the record date for the Annual Meeting, there were 26,986,318 outstanding shares of the Company’s common stock. The Company’s shareholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 26, 2017: (i) to elect Timothy Barberich, Paul G. Howes and Patrick Machado as Class III directors of the Company, each to serve for a three-year term expiring at the Company’s annual meeting of shareholders in 2020 and until their successors have been duly elected and qualified, subject to their earlier resignation or removal (“Proposal 1”) and (ii) to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (“Proposal 2”).

The Company’s shareholders approved the Class III director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s shareholders voted for Class III directors as follows:

Class II Director Nominee	For	Against	Withheld	Broker Non-Votes
Timothy Barberich	5,530,926	0	3,344,048	12,785,875
Paul G. Howes	6,247,586	0	2,627,388	12,785,875
Patrick Machado	8,412,063	0	462,911	12,785,875

The Company’s shareholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
21,143,651	151,864	365,334	0

No other matters were submitted to or voted on by the Company’s shareholders at the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOTEK PHARMACEUTICALS CORPORATION

Date: June 21, 2017	By:	/s/ Dale Ritter
Dale Ritter Vice President – Finance